BY-LAWS

                            WOODHEAD INDUSTRIES, INC.
                (Including all amendments through June 10, 1997)

                                    Article I

                                     OFFICES

        The corporation shall maintain a principal office in the State of Delaware as required by law. The corporation may also have offices in such other places either within or without the State of Delaware as the Board of Directors may from time to time designate or as the business of the corporation may require.

                                   Article II

                                      SEAL

        The seal of the corporation shall be circular in form and shall have the name of the corporation on the circumference and the words "Corporate Seal Delaware" in the center. The seal may be used by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

                                   Article III

                            MEETINGS OF STOCKHOLDERS

        Section 1. PLACE. Meetings of the stockholders of the corporation shall be held at such place either within or without the State of Delaware as may from time to time be designated by the Board of Directors and stated in the notice of meeting.

        Section 2. ANNUAL MEETING. Commencing in 1986, an annual meeting of the stockholders of the corporation shall be held in each year at 10:00 A.M. on the fourth Friday in January (or if that be a legal holiday, then on the next business day) or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting, for the election of directors and for the transaction of such other business as may properly be brought before the meeting.

        Section 3. STOCKHOLDER ACTION: SPECIAL MEETINGS. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

        Section 4. NOTICE. Written notice of all meetings of the stockholders shall be mailed to or delivered to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Notice of any special meeting shall state in general terms the purposes for which the meeting is to be held.

        Section 5. LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

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Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        Section 6. QUORUM. The holders of a majority of the issued and outstanding shares of the capital stock of the corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders except as may otherwise be provided by law, by the Certificate of Incorporation or by these by-laws; but if there be less than a quorum, the holders of a majority of the stock so present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.


        Section 7. VOTING. At all meetings of the stockholders, every registered owner of shares entitled to vote may vote in person or by proxy and shall have one vote for each such share standing in his name on the books of the corporation, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of stockholders, shall have power to appoint two or more persons to act as inspectors or tellers, to receive, canvass, and report the votes cast by the stockholders at such meeting; but no candidate for the office of director shall be appointed as inspector or teller at any meeting for the election of directors.

        Section 8. CHAIRMAN OF MEETING. The Chairman of the Board of Directors, or, in his absence, the President, or in the absence of both the Chairman of the Board of Directors and the President, a Vice President shall preside at all meetings of the stockholders; and, in the absence of the Chairman of the Board of Directors, the President and Vice President, the Board of Directors may appoint any stockholder to act as chairman of the meeting.

        Section 9. SECRETARY OF THE MEETING. The Secretary of the corporation shall act as secretary of all meetings of the stockholders; and, in his absence, the chairman may appoint any person to act as secretary of the meeting.

                                   Article IV

                               BOARD OF DIRECTORS

        Section l. MANAGEMENT OF CORPORATION. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors.

        Section 2. NUMBER AND CLASSIFICATION OF BOARD. The Board of Directors shall consist of not more than twelve (12) members, and no less than five (5) members. The Board of Directors shall be divided into three classes: class I, class II and class III. Such classes shall be as nearly equal in number as possible. The Directors in each class shall stand for election in successive

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years. At each annual election, the directors chosen to succeed those whose terms have expired shall be identified as being in the same class as the directors whom they succeed and shall be elected for a term expiring at the third succeeding annual meeting of stockholders or thereafter in each case when their respective successors are elected and qualified. When the number of directors is changed any increase or decrease in the number of directorships shall be apportioned among the classes so as to make all classes as nearly equal in number as possible.

        Section 3. REMOVAL. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without cause, and only by the affirmative vote of the holders of eighty percent of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

        Section 4. NOMINATIONS. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation nominations for the election of directors may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder`s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated: (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

        Section 5. VACANCY. A reduction in the number of directors to a number less than nine (9) but more than five (5) shall not be deemed to create a vacancy on the board. Whenever any vacancy or other appointment to the Board of Directors shall occur, by reason of death, resignation, or increase in the number of directors or otherwise, it may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and the director(s) so chosen shall hold office until the next annual election (or if the directors are divided into classes, until the next election of the class for which such director has been chosen), and until his successor shall be elected and qualified. All appointments to the Board of Directors shall be ratified by the stockholders at their annual meeting next following such appointment.

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        Section 6. PLACE OF MEETINGS. The Board of Directors may hold meetings, both regular and special, and keep the books of the corporation either within or without the State of Delaware.

        Section 7. ANNUAL MEETING. The annual meeting of the Board of Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of the stockholders or immediately following any adjournment thereof for the purpose of the organization of the Board and the election or appointment of officers for the ensuing year and for the transaction of such other business as may conveniently and properly be brought before such meeting.

        Section 8. REGULAR MEETING. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

        Section 9. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by order of the Chairman of the Board, the President, or by one-third of the directors for the time being in office. The Secretary shall give notice of the time and place of each special meeting by mailing the same at least two days before the meeting or by telephoning or telegraphing the same at least one day before the meeting to each director.

        Section 10. CONDUCT OF MEETINGS. At meetings of the Board of Directors, the Chairman of the Board, the President, or a designated Vice President shall preside. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. At any meeting at which every director shall be present, even though without any notice, any business may be transacted. An act of a majority of the directors present at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, or by the certificate of incorporation or the by-laws.

        Section 11. COMPENSATION. The directors shall receive such compensation for their services as directors and as members of any committee appointed by the Board as may be prescribed by the Board of Directors and shall be reimbursed by the corporation for ordinary and reasonable expenses incurred in the performance of their duties. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

        Section 12.  INDEMNIFICATION AND INSURANCE.

        (a) Right To Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall, be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys` fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in

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settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee`s heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in connection with any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if and to the extent that the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

        (b) Right Of Indemnitee To Bring Suit. If a claim for indemnification (including the advancement of expenses) under paragraph (a) of this Section is not paid in full by the corporation within forty-five days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. In any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking the corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the corporation.

        (c) Service For Subsidiaries. Any person serving as a director, officer, employee or agent of another corporation, partnership, joint venture or other

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enterprise, at least 50% of whose equity interests are owned by the corporation
(hereinafter a "subsidiary"), shall be conclusively presumed to be serving in such capacity at the request of the corporation.

        (d) Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the corporation or who, while a director or officer of the corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity and advancement of expenses contained in this Section 12 in entering into or continuing such service. The rights to indemnification and to the advancement of expenses conferred in this Section shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

        (e) Non-exclusivity Of Rights. The rights to indemnifcation and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under this certificate of incorporation or under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

        (f) Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

        (g) Indemnification Of Employees And Agents Of The Corporation. The corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses, to any employee or agent of the corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

        Section 13. MANIFESTATION OF DISSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                                    Article V

                             COMMITTEES OF DIRECTORS

        Section 1. DESIGNATION OF COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of

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Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation`s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

        Section 2. MINUTES OF MEETINGS. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

        Section 3. RULES OF PROCEDURE. A majority of the members of any committee may fix its rules of procedure. All action taken by any committee shall be reported to the Board of Directors at a meeting succeeding such action and shall be subject to revision, alteration, and approval by the Board of Directors; provided that no rights or acts of third parties shall be affected by any such revision or alteration.

                                   Article VI

                     OPERATING DIVISIONS OF THE CORPORATION

        Section 1. TITLES. The Board of Directors of the corporation may from time to time confer on the employees of the corporation assigned to any operating division of the corporation, or discontinue, the title of President, Vice President, and any other title or titles deemed appropriate of such operating division. The designation of any such official titles for employees assigned to operating divisions of the corporation shall not be permitted to conflict in any way with any executive or administrative authority established from time to time by the corporation. Any employee so designated as an officer of an operating division shall have authority, responsibilities and duties with respect to his operating division corresponding to those normally vested in the comparable officer of the corporation by these by-laws, subject to such limitations as may be imposed by the Board of Directors of the corporation.

                                   Article VII

                                    OFFICERS

        Section 1. ELECTION. The Board of Directors shall elect the officers of the corporation who shall be a president, a vice-president, a secretary and a treasurer. The Board of Directors may also elect a Chairman of the Board and may elect or appoint additional vice-presidents, one or more assistant secretaries and assistant treasurers and such other or additional officers as in its opinion are desirable for the conduct of the business of the corporation. No officer other than the Chairman of the Board need be a director.

        Section 2. REMOVAL. In its discretion the Board of Directors, by the vote of a majority of the whole Board, may leave unfilled for any such period as it may fix by resolution any office except those of President, Treasurer, and Secretary. Any officer or agent elected or appointed by the Board of Directors shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors. Any officer, agent, or employee, other than officers and agents elected or appointed by the Board of Directors, shall hold office at the discretion of the officer appointing them.

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        Section 3. DUTIES OF CHAIRMAN. The Chairman of the Board of Directors if
elected, or failing his election, the President, shall preside at all meetings of the stockholders and of the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the by-laws.

        Section 4. DUTIES OF PRESIDENT. The President shall be the chief executive and administrative officer of the corporation. In the absence of the Chairman of the Board, he shall preside at all meetings of the stockholders and of the Board of Directors. He shall exercise such duties as customarily pertain to the office of President and shall have general and active supervision over the property, business and affairs of the corporation and over its several officers. He may appoint officers, agents, or employees other than those appointed by the Board of Directors. He may sign, execute, and deliver in the name of the corporation powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the by-laws.

        Section 5. DUTIES OF VICE PRESIDENTS. The Vice Presidents shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the President. In the absence or disability of the President, the Vice President designated by the Board or the President shall perform the duties and exercise the powers of the President. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

        Section 6. DUTIES OF TREASURER. The Treasurer shall, subject to the direction of a designated Vice President, have general custody of all the funds and securities of the corporation and have general supervision of the collection and disbursement of funds of the corporation. He shall endorse on behalf of the corporation for collection checks, notes, and other obligations, and shall deposit the same to the credit of the corporation in such bank or banks or depositories as the Board of Directors may designate. He may sign, with the President, or such other person or persons as may be designated for the purpose by the Board of Directors, all bills of exchange or promissory notes of the corporation. He shall enter or cause to be entered regularly in the books of the corporation full and accurate account of all moneys received and paid by him on account of the corporation; shall at all reasonable time exhibit his books and accounts to any director of the corporation upon application at the office of the corporation during business hours; and, whenever required by the Board of Directors or the President, shall render a statement of his accounts. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the by-laws. If required by the Board of Directors he shall give bond for the faithful performance of his duties in such sum and with such surety as shall be approved by the Board of Directors.

        Section 7. SECRETARY AND ASSISTANT SECRETARY. The Secretary shall, subject to the direction of a designated Vice President, keep the minutes of all meetings of the stockholders and of the Board of Directors, and to the extent ordered by the Board of Directors or the President, the minutes of meetings of all committees. He shall cause notice to be given of meetings of stockholders, of the Board of Directors, and of any committee appointed by the Board. He shall have custody of the corporate seal and general charge of the records, documents, and papers of the corporation not pertaining to the performance of the duties vested in other officers, which shall at all reasonable times be open to the examination of any director. He may sign or execute contracts with the President or a Vice President thereunto authorized in the name of the corporation. He, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the by-laws. The Assistant Secretary, or if there be

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more than one, the Assistant Secretaries in the order determined by the Board of
Directors shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the power of the Secretary.

        Section 8. BANK ACCOUNTS. In addition to such bank accounts as may be authorized in the usual manner by resolution of the Board of Directors, the Treasurer of the corporation with the approval of the President may authorize such bank accounts to be opened or maintained in the name and on behalf of the corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the corporation which may be signed jointly or singly by either the manual or facsimile signature or signatures of such officer or bonded employee or such officers or bonded employees of the corporation as shall be specified in the written instructions of the Treasurer of the corporation with the approval of the President of the corporation.

        Section 9. VACANCIES. In case any office shall become vacant, the Board of Directors shall have power to fill such vacancies. In case of the absence or disability of any officer, the Board of Directors may delegate the powers or duties of any officer to another officer or a director for the time being.

        Section 10. EXERCISE OF RIGHTS AS STOCKHOLDERS. Unless otherwise ordered by the Board of Directors, the President or a Vice President thereunto duly authorized by the President shall have full power and authority on behalf of the corporation to attend and to vote at any meeting of stockholders of any corporation in which this corporation may hold stock, and may exercise on behalf of this corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this corporation in connection with the exercise by this corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.


                                  Article VIII

                                  CAPITAL STOCK

        Section 1. STOCK CERTIFICATES. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman of the Board of Directors, or the president or a vice-president and the Treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

        Section 2. FACSIMILE SIGNATURES. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

        Section 3. TRANSFER AGENT. The Board of Directors shall have power to appoint one or more Transfer Agents and also to appoint one or more Registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such Transfer Agents and, if one or more Registrars has also been appointed by the Board of Directors, by one or more of such Registrars.

        Section 4. TRANSFER OF STOCK. Shares of capital stock of the corporation

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shall be transferable on the books of the corporation only by the holder of record thereof in person or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares.

        Section 5. LOST CERTIFICATES. In case any certificate for the capital stock of the corporation is alleged to be lost, stolen, or destroyed, the Board of Directors may, before directing a new certificate to be issued in place thereof, require of the owner thereof such proof of the fact and a bond in such sum as it may direct as indemnity to the corporation and to its Transfer Agent and Registrar, if any, against any claim that may be made against them or any of them with respect to the certificate alleged to have been lost, stolen or destroyed.

        Section 6. HOLDER OF RECORD. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

        Section 7. FIXING RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting.

                                   Article IX

                                  MISCELLANEOUS

        Section 1. FISCAL YEAR. The Board of Directors shall have power to fix, and from time to time change, the fiscal year of the corporation. Unless otherwise fixed by the Board, the fiscal year of the corporation shall begin on the Sunday next following the Saturday closest to September 30 in each year and shall end on the Saturday closest to September 30 in the next ensuing calendar year.

        Section 2. GIVING OF NOTICES. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telephone or telegram.

        Section 3. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

        Section 4. ACTION OF DIRECTORS BY WRITTEN CONSENT. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action

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required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.


                                    Article X

                                    AMENDMENT

        Subject to the provisions of the Certificate of Incorporation, these by-laws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of such special meeting notice of such purpose shall be given. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these by-laws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend these by-laws, or enact such other by-laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the corporation.

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